Exhibit 10.2(iii)

RESTRICTED STOCK AGREEMENT
FINGERHUT DIRECT MARKETING, INC.
2003 EQUITY INCENTIVE PLAN
(CEO)
     THIS AGREEMENT is made effective as of this ________ day of ______ 20__ (the “Grant Date”), by and between Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), and ________________ (the “Participant”).
WITNESSETH:
     WHEREAS, the Participant is, on the date hereof, a key employee, officer, director of or a consultant or advisor to of the Company or of a subsidiary of the Company; and
     WHEREAS, the Company wishes to grant a restricted stock award to the Participant for shares of the Company’s Common Stock pursuant to the Company’s 2003 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to the Participant;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Restricted Stock Award. The. Company hereby grants to the Participant on the date set forth above a`-restricted stock award (the “Award”) for __________________________ (_______) shares of Common Simi on the terms and conditions set forth herein, which shares are subject to adjustment pursuant to Section 12 of the Plan. The Company shall cause to be issued one or more stock certificates representing such shares of Common Stock in the Participant’s name, and shall hold each such certificate until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the shares represented by the certificate. The Company may also place a legend on such certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the shares of Common Stock are forfeited as provided in Section 2 below. Until such risks of forfeiture have lapsed or ihe shares subject to this Award have been forfeited pursuant to Section 2 below, the Participant shall be entitled to vote the shares represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.
     2. Vesting of Restricted Stock. The shares of Stock subject to this Award shall remain forfeitable until the risks of forfeiture lapse according to the following vesting schedule.
          a. Sixty-two and one-half percent (62.5%) of the aggregate number of shares specified in Paragraph 1 shall become non-forfeitable and vested according to the following schedule:

Vesting Date	Percentage of Shares

          b. The remaining thirty-seven and one-half percent (37.5%) of the aggregate number of shares specified in Paragraph 1 shall become non-forfeitable and vested according to the following schedule if the Company has achieved at least 80% of the targeted earnings before interest and taxes (“EBIT”) established by the Company’s Board of Directors for the fiscal year ending immediately prior to the applicable vesting date:

Vesting Date	Percentage of Shares

          a. If the Participant’s employment with the Company (or a subsidiary of the Company) ceases at any time prior to a Vesting Date for any reason other than death or disability, the Participant shall immediately forfeit all shares of Stock subject to this Award which have not yet vested and for which the risks of forfeiture have not lapsed.
          b. If the Participant’s employment with the Company (or a subsidiary of the Company) ceases at any time prior to a Vesting Date due to the Participant’s death or disability (as defined in Internal Revenue Code Section 22(e), or any successor provision), the Participant shall immediately forfeit all shares of Stock subject to this Award which have not yet vested and for which the risks of forfeiture have not lapsed.
     3. General Provisions.
          a. Employment. This Agreement shall not confer on the Participant any right with respect to continuance of employment or other relationship by the Company, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. The Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between the Participant and the Company or any Affiliate.
          b. Securities Law Compliance. The Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Award until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities or other laws. The Participant may be required by the Company, as a condition of the effectiveness of this Award, to agree in writing that all Stock subject to this Award shall be held, until such time that such Stock is registered and freely tradable under applicable state and federal securities laws, for the Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect, and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.
          c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 12 of the Plan, certain changes in the number or character of the shares of Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend, or otherwise) shall result in an adjustment, reduction, or enlargement, as appropriate, in the number of shares subject to this Award. Any additional shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.
          d. Shares Reserved. The Company shall at all times during the term of this Award reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          e. Withholding Taxes. In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the shares of Stock subject to this Award. The Participant may, subject to the approval and discretion of the Administrator, or such other administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company’s Common Stock having a fair market value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to such obligations.
          f. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of the Participant and any successor or successors of the Participant.
          g. 2003 Equity Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.
          h. Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).
          i. Nontransferability. During the lifetime of the Participant, all the shares of Stock subject to this Award which are subject to the risk of forfeiture shall not be assignable or transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution. All shares of Stock subject to this Award which are no longer subject to the risks of forfeiture and which have vested shall be transferable, subject to the terms of Paragraph 3(j).
          j. Right of First Refusal.
               (i) Notice to Company. Participant shall not sell, assign, give, bequest or otherwise transfer or dispose of any shares of Common Stock acquired through the exercise of this Option without first giving written notice to the Company of Participant’s intent to sell, transfer or otherwise dispose of such Stock. Such notice shall specify the number of shares of Common Stock Participant intends to sell or transfer. The Company shall have the right to repurchase all or any portion of such Stock at any time within thirty (30) days after the date it receives such notice of sale at a price determined pursuant to Paragraph 3(j)(iii) below.
               (ii) Exercise of Right.
                    A. The Company shall notify Participant, in writing, of its exercise of its right to repurchase all or a portion of the Stock specified in Participant’s notice of sale or other transfer. Such notice shall be signed by a member of the Board.
                    B. The Company’s election to exercise its right to repurchase all or a portion of the Stock specified in Participant’s notice shall be approved by a majority vote of the Board, or by written resolution of all members of the Board entitled to participate in such action, provided that the Board may authorize a standing order electing to repurchase all shares tendered during a stipulated time period. In no event shall Participant participate in the Company’s election to exercise its right to repurchase Participant’s Stock in an individually authorized transaction if he is a member of the Board.
                    C. As promptly as practicable after the Company’s exercise of its right to repurchase all or a portion of the Stock specified in the Participant’s notice, the Company shall deliver to Participant a lump-sum cash payment equal to the purchase price determined under Paragraph 4(k)(iii) below, and Participant shall deliver the stock certificates representing such Stock, properly endorsed for transfer in blank, to the Company for cancellation.
                    D. If the Board notifies Participant, in writing, that the Company will not exercise its right to repurchase all or any portion of the Stock specified in Participant’s notice, or if the Board fails to exercise the Company’s right to repurchase such Stock during the thirty-day period described above, the Company’s right to repurchase such Stock will lapse and Participant shall have the right to sell or transfer the Stock specified in Participant’s notice for a period of sixty (60) days thereafter, subject to any restrictions imposed by applicable securities laws. If Participant does not sell or transfer such stock within this sixty-day period, all of the provisions of this Paragraph 4(k) shall again apply.
                    E. If the Board notifies Participant, in writing, that the Company will not exercise its right to repurchase all or any portion of the stock specified in Participant’s notice, or if the Board fails to exercise the Company’s right to repurchase such stock during the thirty-day period described above, and all or any portion of such stock is subsequently sold or otherwise transferred, the restrictions contained in this Paragraph 4(k) shall not apply to the stock so transferred.
               (iii) Purchase Price for Stock. If the Company exercises its right to repurchase all or any portion of the Stock specified in Participant’s notice, the Company shall pay Participant an amount equal to the greater of: (A) the price offered in the proposed transaction giving rise to such right of repurchase, and (B) the Fair Market Value of the Company’s Common Stock, as defined in the Plan, as of the date the Company received Participant’s notice of sale or other transfer.
               (iv) Investor Required Agreements. If in connection with the consummation of an equity financing by the Company other than a public offering by the Company, the equity investor or investors require as a condition to their making an investment in the Company that one or more groups of Participants, with respect to shares of stock that may be owned by Participant, enter into buy-sell, voting, co-sale, right of first refusal or other agreements with the Company and/or such investor or investors, and if the Participant is a member of such group or groups of Participants, upon written request of the Company, the Participant agrees to enter into such agreement or agreements, provided, however, that, without Participant’s consent, which consent shall not be unreasonably withheld, any rights of first refusal or other call options on Participant’s shares shall not be a price materially lower than the price that would apply under Paragraph 4(k)(iii) above.
               (v) Initial Public Offering. The provisions of this Paragraph 3(j) shall no longer apply on the effective date of an initial public offering of the Company’s Common Stock.
          k. Stock Letend. The Administrator may require that the certificates for any shares of Stock subject to this Award shall bear an appropriate legend to reflect the restrictions of Paragraphs 1 and 3(j) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable such restrictions.
4. Change of Control.
          a. No Acceleration. The risks of forfeiture and vesting of the shares of Stock subject to this Award shall not lapse or accelerate upon a Change of Control of the Company4f(i) Participant’s employment continues with,* surviving entity immediately following such Change of Control, (ii) the surviving entity assumes this Agreement or replaces this-Agreement with an with respect to an equivalent number of such entity’s voting securities•and substantially. siMilar terms, including but not limited to the N: esting period set forth in Paragraph 2, and (iii) the surviving entity agrees that thePartiCipant’S risks of forfeiture and vesting under this Agreement or such replacement Agreement, as the case May be, will lapse and accelerate if theParticipant’s employment is terminated by the surviving entity without cause within twenty-four (24) months after the Change of Control.
          b. Acceleration. Notwithstanding anything in the Plan or this Agreement to the contrary, if connection with a Change of Control, the terms of Paragraph 4(a)(i), (ii) and (iii) are not met, then the shares of Stock subject to this Award shall immediately become fully vested and no longer subject to the risk of forfeiture upon such Change of Control.
          c. Defined. For purposes of this Paragraph 5, a “Change of Control” means:
               i. The consummation of any merger, consolidation, exchange, or reorganization to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such transaction have, immediately following the effective date of such transaction, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than twenty percent (20%) of the total combined voting power of all classes of securities issued by the surviving corporation for the election of directors of the surviving corporation;
               ii. A liquidation of the Company.
               iii. A sale, lease or other transfer of all or substantially all of the assets of the Company to any person or entity which is not an Affiliate of the Company; or
               iv. The acquisition, without prior approval by resolution adopted by the Board, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Corporation representing, in the aggregate, eighty percent (80%) or more of the total combined voting power of all classes of the Company’s then-issued and outstanding securities by any person or entity or by a group of associated persons or entities acting in concert; provided, however, that a change of control will not be deemed to occur if such acquisition is initiated by Participant or an entity in which Participant owns eighty percent (80%) or more of the total combined voting power of all classes of such entity’s securities, or if Participant or such entity is a member of the group of associated persons or entities acting in concert.

     ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

FINGERHUT DIRECT MARKETING, INC.
By:
Its:

______________, Participant